Exhibit 3.1

1191627
ENDORSED
FILED
in the office of the
Secretary of State
of the State of
California

JUN - 2 1986
MARCH FONG EU,
Secretary of State

ARTICLE Of INCORPORATION

OF

DICON FIBEROPTICS, INC.

I . NAME

The name of the corporation is:

DICON FIBEROPTICS, INC.

II. PURPOSE

The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

III. AGENT FOR SERVICE

The name and address in the State of California for the Corporation's Initial agent for service of process is:

Ho-Shang Lee
1826 Curtis Street
Berkeley, CA 94702

IV. AUTHORIZED SHARES

The total number of shares which this corporation is authorized to issue is 10,000,000 shares of stock.

Dated: June 2, 1986

/s/ RICHARD Y.C. CHUANG

Richard Y.C. Chuang,
Incorporator

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